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                                                                    EXHIBIT 10.5


                              CONSULTING AGREEMENT


                 AGREEMENT TO ENGAGE SPEIGHT & ASSOCIATES, INC.
           AS CONSULTANTS FOR AMERICAS SENIOR FINANCIAL SERVICES, INC.

Speight & Associates, Inc ("SAI" or the "Consultant") hereby submits to Americas Senior Financial Services, Inc. ("AMSE" or the "Company') this Consulting Agreement (the "Agreement") outlining the terms pursuant to which SAI would be willing to act as Consultants to AMSE in the Company's efforts to seek additional business/business relationships that will be of benefit to the Company.

I.       ENGAGEMENT

AMSE hereby engages and retains SAI as Consultants to perform the Services (as that term is hereinafter defined) and SAI hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agrees to use its best efforts in providing such Services. Both parties agree that this is not an exclusive agreement and that AMSE may use other sources as needed without obligation to SAI.

II.      INDEPENDENT CONTRACTOR

SAI shall be, and in all respects be deemed to be, an independent contractor in the performance of its duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

A. SAI shall be solely responsible for making all payments to and on behalf of its employees and subcontractors, including those required by law, and AMSE shall in no event be liable for any debts or other liabilities of SAI.

B. SAI shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venture or controlling person of AMSE, and SAI shall have no power to enter into any agreement on behalf of, or otherwise bind AMSE. Without limiting the foregoing, SAI shall not enter into any contract or commitment on behalf of AMSE.

C. Subject to II D below, SAI shall not have or be deemed to have, fiduciary obligations or duties to AMSE and shall be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as SAI in its sole, absolute and unfettered discretion, may elect.

D. Notwithstanding the above, no activity, employment, venture, business or other pursuit of SAI during the term of this agreement shall conflict with SAI's obligations under this Agreement or be adverse to AMSE's interests during the term of this Agreement.

III.     SERVICES

SAI agrees to provide the following, hereinafter collectively referred to as the "Services":

Serve as Management Consultants for AMSE, which shall include, but not be limited to, those activities outlined herein and in the Support Services schedule, attached hereto and hereby incorporated as part of this Agreement as Exhibit B. SAI shall: a) complete an analysis of AMSE's business and industry,
b) coordinate with and offer input to, the Company's Public Relations and Investor Relation Firms in the development of a complete financial public relations program designed to enable AMSE to establish its business objectives and broaden recognition of AMSE in the financial community in the U.S. and abroad, c) SAI shall coordinate with the Company's Investor Relations representative(s) to establish a comprehensive mailing list for AMSE, and maintain and update the list as necessary.

A. SAI acknowledges and agrees that it is being granted non-exclusive rights with respect to the Services to be provided to AMSE and that AMSE is free to engage other parties to provide services and products similar to those being provided by SAI hereunder.

B. Assist AMSE in efforts to seek additional business/business relationships that will be of benefit to AMSE.

C. Introduce AMSE to potential underwriters for an underwriting / Investments into AMSE, and advise AMSE in their negotiations for the terms and timing of said financing.

D. Advise AMSE and/or any of its affiliates in its negotiations with one or more individuals, firms or entities (the "Candidate(s)") who may have an interest in providing investment capital in the form of bridge financing, private placement financing, media financing, or in pursuing a form of Business Combination with AMSE. As used in this Agreement, the term "Business Combination" shall be deemed to mean any form of



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         merger, acquisition, joint venture, licensing agreement, product sales and/or marketing, distribution, combination and/or consolidation, etc. involving AMSE and/or any of its affiliates and any other entity.

IV.      BEST EFFORTS.

SAI shall devote such time and effort, as it deems commercially reasonable under the circumstances to the affairs of AMSE as is reasonable and adequate to render the consulting services contemplated by this agreement. SAI is not responsible for the performance of any services, which may be rendered hereunder without AMSE providing the necessary information in writing prior thereto, nor shall SAI include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of the Certified Public Accountant. SAI cannot guarantee results on behalf of AMSE, but shall pursue all reasonable avenues available through its network of contacts. At such time as an interest is expressed by a third party in AMSE's needs, SAI shall notify AMSE and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consumption of any transaction is subject to acceptance of the terms and conditions by AMSE in its sole discretion. It is understood that a portion of the compensation paid hereunder is being paid by AMSE to have SAI remain available to advise it on transactions on an as-needed basis.

In conjunction with the Services, SAI agrees to:

1. Make itself available to the officers of AMSE at such mutually agreed upon place during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising AMSE in the preparation of such reports, summaries, corporate and/or transaction profiles, due diligence packages and/or other material and documentation ("Documentation") as shall be necessary, in the opinion of SAI, to properly present AMSE to other entities and individuals that could be of benefit to AMSE.

2. Make itself available for telephone conferences with the principal financial sales and/or operating officer(s) of AMSE during normal business hours.

3. Advise AMSE's management in corporate finance, structuring the nature, extent and other parameters of any private or other offer(s) to be made to Candidate(s).

4. Advise AMSE management in evaluating proposals and participating in negotiations with Candidate(s). Advise AMSE regarding company operations, staffing, strategy, and other issues related to building shareholder value as AMSE may reasonably request, consistent with the provisions of this Agreement.

V.       EXPENSES

It is expressly agreed and understood that each party shall be responsible for its own normal and reasonable out-of-pocket expenses which shall include: accounting, long distance communication, and the printing and mailing of materials, except as outlined in Exhibit B hereto.

VI.      COMPENSATION

In consideration for the Services, AMSE agrees that SAI shall be entitled to compensation as follows:

A.       AMSE shall grant and deliver to SAI an Option to purchase:

1.       100,000 shares of AMSE at $0.50
2.       100,000 shares of AMSE at $ 1.00

The Option(s) shall be valid for a period of twenty-four (24) months from the date hereof and the shares underlying the Option(s) shall carry piggyback registration rights. The voting rights for the shares underlying the options will remain with AMSE until such time as SAI elects to sell the shares into the market in an arm's length transaction to the general public. The parties agree to use AMSE's standard option format "B" as the agreement underlying the options.

B. AMSE agrees that in the event SAI introduces any of its financing sources or clients to AMSE with respect to a possible investment in, or other transaction with, AMSE or any of its affiliates, for a period of two (2) years after the date of such introduction, AMSE shall be obligated to pay to SAI a Consulting fee equal to 10.0%, or less of the gross amount of any such financing or arrangement, whether it be in the form of debt or equity, or otherwise, committed by such financing source to AMSE or any of its affiliates at any time during such time period. Any such fee shall be payable in full from the proceeds of the funding upon the closing of the transaction; however, the parties may negotiate and mutually agree to pay the fee in cash from the proceeds, or in any combination of cash or stock that the parties agree upon. SAI shall provide written notification to AMSE of any financing source introduced by SAI which it asserts to be covered by this Agreement, and the parties must agree in writing and attach the name of the party to this document as an addendum. This agreement does not extend to funding sources, or clients, initiated by AMSE before this agreement or relationship with SAI. In the event SAI has a financial commitment agreement with such client under which SAI shall receive a non-avoidable payment then AMSE shall be obligated to pay only the difference between said non-avoidable fee and contracted fee. In no



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         event shall any fees be paid unless SAI took an active and measurable role in arranging the transaction, with the approval of AMSE, resulting in an actual funding to AMSE or its designees.

VII.     REPRESENTATIONS, WARRANTIES AND COVENANTS: SEC & LEGAL COMPLIANCE.

SAI hereby represents that it has in place policies and procedures relating to, and addressing, with the commercially reasonable intent to ensure compliance with, applicable securities laws, rules and regulations, including, but not limited to:

         1. The use, release or other publication of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

         2. Disclosure requirements outlined in Section 17B of the Exchange Act regarding the required disclosure of the nature and terms of SAI's relationship with AMSE in any and all SAI literature or other communication(s) relating to AMSE, including, but not limited to: Research Reports, Press Releases, Publications on SAI's website, letters to investors and telephone or other personal communication(s) with potential or current investors.

SAI further acknowledges that by the very nature of its relationship with AMSE it will, from time to time, have knowledge of or access to material non-public information (as such term is defined by the Exchange Act) SAI hereby agrees and covenants that:

         1. SAI will not make any purchases or sales in the stock of AMSE based on such information.

         2. SAI will utilize its commercially reasonable efforts to safeguard and prevent the dissemination of such information to third parties unless authorized in writing by AMSE to do so as may be necessary in the performance of its Services under this Agreement.

         3. SAI will not, in any way, utilize or otherwise include such information, in actual form or in substantive content, in its analysis for, preparation of or release of any SAI literature or other communication(s) relating to AMSE, including, but not limited to: Research Reports, Press Releases, Publications on SAI's website, letters to investors and telephone or other personal communication(s) with potential or current investors.

VIII.    EXECUTION.

The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either AMSE or SAI is a party or by which either entity may be bound or affected.

IX.      NON-CIRCUMVENTION.

AMSE hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, to avoid payment of fees in any transaction with any corporation, partnership or individual introduced by SAI to AMSE, in connection with any project, any loans or collateral, or other transaction involving any products, transfers or services, or addition, renewal extension, rollover, amendment, renegotiations, new contracts, parallel contracts/agreements, or third party assignments thereof.

X.       TIMELY APPRISALS.

AMSE shall use its commercially reasonable efforts to keep SAI up to date and apprised of all business, market and legal developments related to AMSE and its operations and management.

Accordingly, AMSE shall provide SAI with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation, private placement memoranda, key contracts, employment and consulting agreements and other operational agreements.

AMSE shall promptly notify SAI of all new contracts, agreements, joint ventures or filings with any state, federal or local administrative agency, including without limitation the SEC, NASD or any state agency, and shall provide all related documents, including copies of the exact documents filed, to SAI, including without limitation, all annual reports, quarterly reports and notices of change of events, and registration statements filed with the SEC and any state agency, directly to SAI.

AMSE shall also provide directly to SAI current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by AMSE in the normal course of its business and requested by SAI from time to time.

SAI shall keep all documents and information supplied to it hereunder confidential as described in the section below titled, "CONFIDENTIAL DATA".

1. CORPORATE AUTHORITY. Both AMSE and SAI have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.



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2.       The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

3. AMSE will cooperate with SAI, and will promptly provide SAI with all pertinent materials and requested information in order for SAI to perform its Services pursuant to this Agreement.

4. When delivered, the shares of AMSE's Common Stock shall be duly and validly issued, fully paid and non-assessable.

5. AMSE acknowledges and understands that SAI is not a broker-dealer and AMSE may be required to pay additional underwriting fees in connection with any offerings, underwriting or financings to the appropriate underwriter and/or funding entity in addition to any fees paid to SAI.

6. SAI represents and warrants to AMSE that a) it has the experience and ability as may be necessary to perform all the required Services with a high standard of quality, b) all Services will be performed in a workmanlike and professional manner, and c) all individuals it provides to perform the Services will be appropriately qualified and subject to appropriate agreements concerning the protection of trade secrets and confidential information of AMSE which such persons may have access to over the term of this Agreement.

7. AMSE also agrees to enter into such additional agreements, sign such additional documents, and provide such additional certifications and documentation as may be requested by SAI, the Escrow Agent, the Placement Agent, Underwriter or such other parties related to the obtaining of capital for AMSE on such terms as may be acceptable to AMSE and SAI.

8. Until termination of the engagement, AMSE will notify SAI promptly of the occurrence of any event, which might materially affect the condition (financial or otherwise), or prospects of AMSE.

9. AMSE also agrees to provide on a monthly basis, a summary of current shareholders of AMSE's stock, and shall deliver monthly Depository Trust Corporation (DTC) shareholder summary sheets, or other such information as requested by SAI to be delivered to SAI within seven (7) days.

XI.      TERM AND TERMINATION

The term of this Agreement shall be one year from the date of execution. By mutual agreement, the term can be extended for a second year, so long as both parties initial an extension before the expiration of the initial term. However, should either of the parties desire to terminate the agreement before the expiration of the initial term, the party desiring to cancel shall notify the other party in writing, giving a 30 day notice of desire to cancel, delivered to the other party at their corporate offices. In AMSE's case this shall be the Miami Shores office, attention Nelson Locke. In SAI's case this shall mean Ocala, Florida, attention Frank Speight.

XII.     CONFIDENTIAL DATA

A. SAI shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of AMSE, obtained by SAI as a result of its engagement hereunder, unless authorized, in writing by AMSE. SAI represents and warrants that it has established appropriate internal procedures for protecting the trade secrets and confidential information of AMSE, including, without limitation, restrictions on disclosure of such information to employees and other persons who may be engaged in rendering services to any person, firm or entity which may be competitor of AMSE.

B. AMSE shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of SAI, obtained as a result of its engagement hereunder, unless authorized, in writing, by SAI.

C. SAI shall not be required in the performance of its duties to divulge to AMSE, or any officer, director, agent or employee of AMSE, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such person, firm or entity which may be a competitor or potential competitor of AMSE) which SAI may have or be able to obtain other than as a result of the relationship established by this Agreement.

XIII.    OTHER MATERIAL TERMS AND CONDITIONS:

A. INDEMNITY. The parties hereto agree to provide indemnification to each other according to the provisions attached hereto as Exhibit A (the "Indemnification Provisions").

B. PROVISIONS. Neither termination nor completion of the assignment shall affect the provisions of this Agreement, and the Indemnification Provisions, which are incorporated herein, which shall remain operative and in full force and effect.

C. ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.



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D.       ENTIRE AGREEMENT. Each of the parties hereby covenants that this
         Agreement, together with the exhibits attached hereto as earlier referenced, is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

E. ATTORNEY's REVIEW. Both parties agree that as soon as practical they will provide a copy of this agreement to their respective counsel, and agree that if counsel requests language changes or additional clarifications the parties will cooperate to make the Agreement conform to counsel's review. If the parties cannot agree on counsel's suggestions, the parties are free to terminate the agreement early without further obligation to each other.

         LAWS OF THE STATE OF FLORIDA.

This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of Florida, irrespective of the country or place of domicile or residence of either party. In the event of controversy arising out of the interpretation, construction, performance or breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of the District or County Court of Marion County, Florida, or the United States District Court for the District of Florida.

         ASSIGNMENTS.

The benefits of the Agreement shall inure to the respective successors and assignees of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that neither party may assign any rights or duties under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, SAI may assign any portion of its Compensation as outlined herein to its employees, affiliates, sub-contractors or subsidiaries in its sole discretion.

         ORIGINALS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

         ADDRESSES OF PARTIES. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

         NOTICES. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the addresses appearing herein, and shall count from the date of mailing or the validated air bill.

         MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and -- - executed with the same formality as this Agreement. The failure of any party to--insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

         INJUNCTIVE RELIEF. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, AMSE and SAI hereby agree, consent and acknowledge that, in the event of a breach of any material term of this Agreement, the non-breaching party will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in the District or County Court of Marion County, State of Florida or the United States District Court for the District of Florida without the necessity of proving damages and without prejudice to any other remedies which the non-breaching party may have at law or in equity. For the purposes of this Agreement, each party hereby agrees and consents that upon a material breach of this Agreement as aforesaid, in addition to any other legal and/or equitable remedies, the non-breaching party may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to obtain a permanent injunction enforcing this Agreement or barring, enjoining or otherwise prohibiting the other party from circumventing the express written intent of the parties as enumerated in this Agreement.

         ATTORNEY'S FEES. If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions there from. As used in this Agreement, attorneys' fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

If you are in agreement with the foregoing, please execute and return one copy of this letter to the undersigned. Thank you. We look forward to working with you.



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APPROVED AND AGREED:

Speight & Associates, Inc.                         AMSE, Inc.



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By:                                                By:

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Name:                                              Name:



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Title:   Title:


Date of execution:                        Date of execution:
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